Exhibit 99.1

For more information, contact:

Inna Vyadro	William J. Stuart

Director of Investor Relations	Chief Financial Officer

Soapstone Networks	Soapstone Networks

978-715-2300	978-715-2300

ivyadro@soapstonenetworks.com	wstuart@soapstonenetworks.com

Soapstone Networks Reports Second Quarter 2008 Results

Billerica, MA, July 17, 2008 — Soapstone Networks Inc. (NASDAQ: SOAP), today reported results for its second quarter ended June 30, 2008.

Revenue for the three and six months ended June 30, 2008 was $3.9 million and $6.6 million, respectively, compared to $29.6 million and $50.2 million, respectively, for the three and six months ended June 30, 2007. The three and six months ended June 30, 2007 included $26.9 million and $45.3 million, respectively, in router product revenue. The Company shipped its last router products in December 2007 and has exited the manufacturing and sale of router products. In the current quarter the Company recorded as product revenue certain revenue deferrals from prior years’ product shipments in connection with the termination of certain customer terms and conditions.

“We are extremely pleased with the progress of the PNC development and marketing, and we anticipate general availability for the product in the third quarter,” said Bill Leighton, Chief Executive Officer, Soapstone Networks. “We are seeing new opportunities for the PNC as carriers continue to rapidly adopt Carrier Ethernet. Our product remains unique in the market as the next generation control plane for real-time provisioning, monitoring and controlling of heterogeneous Carrier Ethernet resources.”

GAAP net loss for the second quarter ended June 30, 2008 was $4.3 million, or $0.29 per share, compared to a GAAP net income of $12.1 million, or $0.82 per share, in the prior year’s second quarter. GAAP net loss in the 2008 period includes $1.0 million of non-cash equity based charges associated with Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”). GAAP net income in the 2007 period includes $0.7 million of non-cash equity based charges associated with SFAS 123R partially offset by $0.1 million from the utilization of certain inventory previously written off.

GAAP net loss for the six months ended June 30, 2008 was $8.0 million, or $0.54 per share, compared to a GAAP net income of $18.1 million, or $1.24 per share, in the six months ended June 30, 2007. GAAP net loss in the 2008 period includes $1.5 million of non-cash equity based charges associated with Financial Accounting Standards Board Statement No. 123R (“SFAS 123R”). GAAP net income in the 2007 period includes $1.1 million of non-cash equity based charges associated with SFAS 123R, and $0.3 million of special charges associated with the restructuring in the first quarter of 2006, partially offset by $0.2 million from the utilization of certain inventory previously written off.

Non-GAAP net loss (GAAP net loss or income excluding charges for restructuring, certain stock based compensation and inventory credits) for the second quarter ended June 30, 2008 was $3.2 million, or $0.22 per share compared to non-GAAP net income of $12.7 million, or $0.86 per share in the second quarter of 2007.

Non-GAAP net loss for the six months ended June 30, 2008 was $6.5 million, or $0.44 per share compared to non-GAAP net income of $19.2 million, or $1.32 per share in the six month period ended June 30, 2007.

Cash, cash equivalents and marketable securities totaled $105.4 million at June 30, 2008 compared to $104.5 million at March 31, 2008.

Soapstone Networks will discuss these quarterly results as well as future business and financial expectations in an investor conference on July 17, 2008 at 8:30 AM eastern daylight savings time. The conference telephone number is (800) 230-1096. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 952860. Replay of this call is also available on Soapstone’s Web site, www.soapstonenetworks.com, along with a copy of this release.

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Soapstone is a trademark of Soapstone Networks Inc.

This release contains information about Soapstone’s future expectations, plans, and prospects, including Soapstone’s expectations for annual revenue, profitability, product introduction, commercial activities and the growth opportunity for Soapstone Networks, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, Soapstone’s ability to manage the transition of its core router business, the early stage of Soapstone Networks, market acceptance of our products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on technology and distribution partners, and other risks set forth in Soapstone’s filings with the Securities and Exchange Commission. Soapstone does not undertake any duty to update forward-looking statements.

About Soapstone Networks

Soapstone Networks Inc., headquartered in Billerica, Massachusetts is at the forefront of the movement to Carrier Ethernet by delivering resource control systems that help to realize the value of NGN software-provisioned services in the new Carrier Ethernet transport network. Soapstone’s common control framework decouples services from underlying network technologies. The Soapstone solution dynamically provisions precise, SLA-quality services, continuously optimizing utilization of network resources to bring orderly, predictable business-driven behavior to service provider networks. Soapstone changed its name from Avici Systems in the first quarter of 2008. Avici has provided purpose-built carrier-class routing solutions for the Internet. Such routing systems provide IP solutions to some of the world’s leading service providers. The future of Carrier Ethernet - www.soapstonenetworks.com

SOAPSTONE NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Product (1)	$1,201	$26,900	$1,201	$45,324
Service	2,721	2,738	5,350	4,826

Total revenue	3,922	29,638	6,551	50,150

Cost of revenue—Product (2)	—	7,994	—	13,315
Cost of revenue—Service (3)	1,016	365	1,961	822

Total cost of revenue	1,016	8,359	1,961	14,137

Gross margin	2,906	21,279	4,590	36,013

Operating expenses:
Research and development (3)	4,027	6,929	7,464	14,020
Sales and marketing (3)	1,260	674	2,402	1,260
General and administrative (3)	1,542	1,674	2,912	2,941
Stock-based compensation	978	660	1,458	1,105
Restructuring expenses	—	—	—	100

Total operating expenses	7,807	9,937	14,236	19,426

(Loss) income from operations	(4,901)	11,342	(9,646)	16,587
Interest income, net	635	965	1,576	1,851
Other Income	—	—	87	—
Provision for income tax	—	(240)	—	(370)

Net (loss) income	$(4,266)	$12,067	$(7,983)	$18,068

Net (loss) earnings per diluted share	$(0.29)	$0.82	$(0.54)	$1.24

Weighted average common shares used in computing diluted net (loss) income per share	14,825,768	14,765,241	14,808,928	14,522,034

(1) Revenue deferral from prior years’ product shipments recorded as product revenue due to the termination of certain customer terms and conditions in the 2008 periods.
(2) Includes inventory charge and (credits), as follows:
Inventory and inventory related charge	$—	$—	$—	$175
Credits from utilization of inventory previously written off in 2006 and 2001	$—	$(73)	$—	$(218)
(3) Excludes certain non-cash, stock-based compensation, as follows:
Cost of revenue—Service	$43	$—	$66	$—
Research and development	383	442	588	673
Sales and marketing	235	(43)	349	40
General and administration	360	261	521	392

SOAPSTONE NETWORKS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Product (2)	$1,201	$26,900	$1,201	$45,324
Service	2,721	2,738	5,350	4,826

Total revenue	3,922	29,638	6,551	50,150

Cost of revenue—Product	—	8,067	—	13,358
Cost of revenue—Service	973	365	1,895	822

Total cost of revenue	973	8,432	1,895	14,180

Gross margin	2,949	21,206	4,656	35,970

Operating expenses:
Research and development	4,027	6,929	7,464	14,020
Sales and marketing	1,260	674	2,402	1,260
General and administrative	1,542	1,674	2,912	2,941

Total operating expenses	6,829	9,277	12,778	18,221

(Loss) income from operations	(3,880)	11,929	(8,122)	17,749
Interest income, net	635	965	1,576	1,851
Other Income	—	—	87	—
Provision for income tax	—	(240)	—	(370)

Non-GAAP net (loss) income	$(3,245)	$12,654	$(6,459)	$19,230

Non-GAAP (loss) earnings per diluted share	$(0.22)	$0.86	$(0.44)	$1.32

Weighted average common shares used in computing diluted net (loss) income per share
	14,825,768	14,765,241	14,808,928	14,522,034

Note 1 - The above non-GAAP consolidated statements of operations for the three and six months ended June 30, 2008 and 2007 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related certain stock based compensation as well as charges and credits related to inventory and related items as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Non-GAAP net (loss) income	$(3,245)	$12,654	$(6,459)	$19,230
Restructuring expenses	—	—	—	(100)
Certain non-cash stock based compensation	(1,021)	(660)	(1,524)	(1,105)
Inventory and inventory related charge	—	—	—	(175)
Utilization of inventory previously written-off	—	73	—	218

GAAP net (loss) income	$(4,266)	$12,067	$(7,983)	$18,068

Note 2 - Revenue deferral from prior years’ product shipments recorded as product revenue due to the termination of certain customer terms and conditions in the 2008 periods.

SOAPSTONE NETWORKS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash, Cash equivalents and marketable securities	$105,445	$99,988
Trade accounts receivable, net	300	11,769
Other current assets	767	790

Total current assets	106,512	112,547

Long-term marketable securities	—	3,000
Property and equipment, net	3,162	3,306
Other Non-Current Assets	102	—

Total assets	$109,776	$118,853

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$3,873	$9,002
Deferred revenue	4,541	2,343
Stockholders’ equity	101,362	107,508

Total liabilities and stockholders’ equity	$109,776	$118,853

December 31, 2007 amounts are derived from audited financial statements.

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